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                                                                    EXHIBIT 3.16



Jane Dee Hull
Secretary of State
Limited Partnership Division
1700 West Washington 7th Fl
Phoenix, Arizona 85007

Fee:  $10.00 plus $3.00 per page


            CERTIFICATE OF LIMITED PARTNERSHIP (A.R.S. SECTION 29-308)
                                       OF
                           MONTEREY/LEGACY HOMES L.P.


         THIS CERTIFICATE OF LIMITED PARTNERSHIP for MONTEREY/LEGACY HOMES L.P. is executed for the purpose of forming a limited partnership pursuant to the Arizona Limited Partnership Act.

1.       The name of the Limited Partnership is Monterey/Legacy Homes L.P.

2. The address of the Limited Partnership at which the records required to be maintained by A.R.S. 29.304 shall be kept is:

                           6613 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85250

3. The name and address of the registered agent for service of process with respect to the Limited Partnership is:

                           CT Corporation System
                           3225 N. Central Avenue
                           Phoenix, Arizona 85012

4. The name and business addresses of the sole General Partner of the Limited Partnership is:

                           MTH-Texas GP, Inc.
                           6613 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85250

5. The latest date on which the Limited Partnership can dissolve is December 31, 2099.
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         IN WITNESS WHEREOF, the undersigned general partner has caused this
Certificate of Limited Partnership, which shall become effective upon filing, to be duly executed as of this 12th day of June, 1997.


                  GENERAL PARTNER:

                  MTH-TEXAS GP, Inc., an Arizona corporation


                  By:               /s/ William W. Cleverly
                     --------------------------------------------------
                  Name:  William W. Cleverly
                  Its: Chairman and Co-Chief Executive Officer

                  and


                  By:               /s/ Steven J. Hilton
                     -----------------------------------------------------------
                  Name:  Steven J. Hilton
                  Its: President and Co-Chief Executive Officer

STATE OF ARIZONA                    )
                                    ) ss.
County of Maricopa                  )

         The foregoing instrument was acknowledged before me this 12th day of June, 1997, by William J. Cleverly, Chairman and Co-Chief Executive Officer of MTH-TEXAS GP, Inc., an Arizona corporation, as the General Partner of Monterey/Legacy Homes L.P., an Arizona limited partnership, on behalf of that limited partnership.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                /s/
                                          --------------------------------------
                                                      Notary Public

My Commission Expires:

05/03/00
----------------------


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STATE OF ARIZONA                    )
                                    ) ss.
County of Maricopa                  )

         The foregoing instrument was acknowledged before me this 12th day of June, 1997, by Steven J. Hilton, President and Co-Chief Executive Officer of MTH-TEXAS GP, Inc., an Arizona corporation, as the General Partner of Monterey/Legacy Homes L.P., an Arizona limited partnership, on behalf of that limited partnership.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                /s/
                                          --------------------------------------
                                                      Notary Public

My Commission Expires:

05/03/00
----------------------





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                   ACCEPTANCE OF AGENT FOR SERVICE OF PROCESS


Having been designated to act as statutory agent for Monterey/Legacy Homes L.P., an Arizona limited partnership, the undersigned hereby consents to act in that capacity until resignation or removal by the partnership.

                                CT Corporation System

                                By:      /s/ William C. Bradford, Jr.
                                   ---------------------------------------------
                                         William C. Bradford, Jr.,
                                         Vice President

In the event the above designated agent for service of process resigns and a new agent for service of process has not been filed with the Secretary of State, or if the above named agent for service of process cannot be found or served with reasonable diligence, then the Secretary of State is hereby appointed the agent for service of process.







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